EXHIBIT 5.1


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                                                   July 9, 1997

Pre-Paid Legal Services, Inc.
321 East Main Street
Ada, Oklahoma 74820

        Re:  Pre-Paid Legal Services, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Pre-Paid Legal Services, Inc. (the "Company") in connection with the offering of 100,000 Common Stock Purchase Options (the "Options") and 100,000 shares of common stock, $.01 par value per share ("Common Stock"), issuable upon exercise of the Options pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). We understand that the Registration Statement will be filed with the Securities and Exchange Commission on or about July 10, 1997. You have requested our opinion as to certain matters in connection with the Registration Statement.

        We have examined, and are familiar with, the originals or copies, the authenticity of which have been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

        Based on the foregoing, and upon consideration of applicable law, it is our opinion that:

        1. The 100,000 Options will, when issued and delivered in the manner described in the Registration Statement, be valid and binding obligations of the Company in accordance with their terms;

        2. The 100,000 shares of Common Stock issuable upon exercise of the Options will, upon payment therefor and delivery thereof in accordance with the terms of such Options, be validly issued, fully paid and nonassessable; and

        3. The description of the material federal income tax consequences attributable to the Options contained in the Registration Statement is correct in all material respects. This opinion is based on our review of the Prospectus included in the Registration Statement and related documents and assumes the accuracy of all factual matters described therein.

        We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to the reference to this firm in the Registration Statement and the Prospectus included therein under the heading "Legal Matters."


                                                     Respectfully submitted,

                                                     CROWE & DUNLEVY
                                                     A PROFESSIONAL CORPORATION


                                                     By: /s/ J. BRADFORD HAMMOND
                                                         J. Bradford Hammond